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                                                                Exhibit 14(b)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectuses and Statement of Additional Information dated April 30, 1998 constituting parts of Post-Effective Amendment No. 38 to the Registration Statement on Form N-1A (the "Registration Statement") of Variable Insurance Products Fund of our reports dated February 10, 1998, relating to the financial statements and financial highlights included in the December 31, 1997 Annual Report to Shareholders of Variable Insurance Products Fund II: Investment Grade Bond Portfolio, Asset Manager Portfolio, Asset Manager Growth Portfolio, Contrafund Portfolio and Index 500 Portfolio, our reports dated February 5, 1998, relating to the financial statements and financial highlights included in the December 31, 1997 Annual Report to Shareholders of Variable Insurance Products Fund III: Balanced Portfolio, Growth & Income Portfolio, and Growth Opportunities Portfolio, and our reports dated February 5, 1998 and February 3, 1998 (Money Market Portfolio), relating to the financial statements and financial highlights included in the December 31, 1997 Annual Report to Shareholders of Variable Insurance Products Fund: Money Market Portfolio, High Income Portfolio, Equity Income Portfolio, Growth Portfolio and Overseas Portfolio, which are also included and incorporated by reference into the combined Proxy Statement/Prospectus and Statement of Additional Information constituting parts of the registration statement on Form N-14 for Franklin Life Variable Annuity Funds A, B and C. We further consent to the references to our Firm under the heading "Financial Highlights" in the Prospectuses dated April 30, 1998 and "Auditor" in the Statement of Additional Information dated April 30, 1998.



PricewaterhouseCoopers LLP
Boston, Massachusetts
August 5, 1998